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                                                                   Exhibit j(2)

                               CONSENT OF COUNSEL

                             AIM Summit Fund, Inc.


         We hereby consent to the use of our name and to the reference to our firm under the caption "General Information - Legal Matters" in each of the AIM Summit Fund, Inc. Class I Shares Prospectus and the AIM Summit Fund, Inc. Class II Shares Prospectus which are included in Post-Effective Amendment No. 23 to the Registration Statement under the Securities Act of 1933 (No. 2-76909) and Amendment No. 24 to the Registration Statement under the Investment Company Act of 1940 (No. 811-3443) on Form N-1A of AIM Summit Fund, Inc.




                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                   ------------------------------------------
                                   Ballard Spahr Andrews & Ingersoll, LLP


February 16, 1999